Exhibit 23.1 - Consent of Ernst & Young LLP

We consent to the use of our report dated January 31, 1997 included in this Annual Report (Form 10-K) of Trion Inc..

Our audits also included the financial statement schedule of Trion Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. We did not audit the 1995 and 1994 financial statements of Herrmidifier Company, Inc., which was combined with the Company in 1996 in a transaction accounted for as a pooling of interest. Total assets of Herrmidifier Company, Inc. represent 9% of consolidated assets for 1995 and total revenue constituted 12% and 13% of consolidated revenues for 1995 and 1994, respectively. We have been furnished with the reports of other auditors with respect to the 1995 and 1994 financial statements and schedules of Herrmidifier Company, Inc.. In our opinion, based on our audits and the reports of the other auditors, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-4164) pertaining to the Trion Inc. 1982 and 1985 Incentive Stock Options Plans, the Registration Statement (Form S-8 No. 33-69706) pertaining to the Stock Option Agreements between Trion Inc. and Steven
L. Schneider dated March 31, 1993; Edwin V. Clarke, Jr. dated September 17, 1993; and Samuel J. Wornom, III dated September 21, 1993, the Registration Statement (Form S-8 No. 33-58561) pertaining to the Trion Inc. 1995 Non-Employee Director Stock Plan, and in the Registration Statement (Form S-8 No. 33-59095) pertaining to the Trion Inc. 1995 Stock Incentive Plan of our report dated January 31, 1997, with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Trion, Inc., and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Trion Inc..



                                        						/s/ ERNST & YOUNG LLP


Raleigh, North Carolina
March 21, 1997